EXHIBIT 10.7

                       NON-EXCLUSIVE CONSULTING AGREEMENT

         This Non-Exclusive Consulting Agreement ("AGREEMENT") is executed this 5th day of April, 2004, to be effective as of March 20, 2004 (the "EFFECTIVE DATE") by and between Xtrana, Inc., a Delaware corporation (the "COMPANY"), and JHC Consulting Inc., a California corporation (the "CONSULTANT"), in reference to the following:

                              PRELIMINARY STATEMENT

         The Company wishes to retain the Consultant on a non-exclusive basis, and the Consultant wishes to be retained by the Company to assist the Company, and to provide to the Company the "Services" set forth below, all upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

         1. TERM. The Company retains the Consultant and the Consultant accepts this appointment with the Company for a period commencing as of the Effective Date and terminating on earlier to occur of September 20, 2004 and the closing of a Company Transaction (the "TERM"). For purposes of this Agreement, a "COMPANY TRANSACTION" means the closing of a reverse merger transaction or similar transaction or other merger, consolidation or reorganization involving the Company, or the liquidation or dissolution of the Company.

         2. DUTIES OF CONSULTANT. The Consultant has performed and will continue to perform such of the following non-exclusive consulting services for the Company as the parties may mutually agree, and subject to Consultant's availability: (a) serving as Interim Chief Executive Officer and Interim Chief Financial Officer, and (b) such other services related thereto as are reasonably requested by the Company's Board of Directors (the "SERVICES"). The Consultant will determine, in his sole discretion, the method, details and means of performing the Services, but will at all times provide the Services through James Chamberlain. James Chamberlain shall not be required to devote his full time and business attention to the performance of the Services; PROVIDED that Consultant shall cause James Chamberlain to give priority to the Services over his other business obligations.

         3. COMPENSATION. As compensation for the Services, the Company will pay to the Consultant the sum of $30,000 (the "CONSULTING FEE"), payable in installments of $5,000 per calendar month (pro rated for any partial month of the Term); PROVIDED, HOWEVER, that any remaining unpaid portion of the Consulting Fee shall be paid to the Consultant in a lump sum upon the closing of a Company Transaction. James Chamberlain shall continue to receive such additional compensation as paid to the Company's non-employee directors pursuant to the Company's Board of Directors compensation policies as in effect from time to time.


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         4.       NONDISCLOSURE.

                  4.1 ACCESS TO CONFIDENTIAL INFORMATION. The Consultant agrees that during the Term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information ("CONFIDENTIAL INFORMATION") which is owned by the Company and is regularly used in the operation of the Company's business. The Consultant agrees that the term "Confidential Information" as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term "Confidential Information" includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how,"
negative "know-how," trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, will remain the exclusive property of the Company.

                  4.2 NO UNFAIR USE BY CONSULTANT. The Consultant promises and agrees that the Consultant (which shall include its employees and contractors) will not misuse, misappropriate, or disclose in any way to any person or entity any of the Company's Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant's business relationship with the Company.

         5.       TERMINATION.

                  5.1 TERMINATION ON DEFAULT. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in SECTION 3 above; (ii) the Consultant's commission of acts of material fraud or material misrepresentation;
(iii) the failure by the Consultant to conform in all material respects to all laws and regulations governing the Consultant's duties under this Agreement.

                  5.2 AUTOMATIC TERMINATION. This Agreement terminates automatically on the occurrence of any of the following events: (i) the bankruptcy, insolvency, liquidation or dissolution of the Company; or (ii) the death or disability of James Chamberlain.


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                  5.3      RETURN OF COMPANY  PROPERTY.  Upon the termination or
expiration of this Agreement, the Consultant will immediately transfer to the Company all files (including, but not limited to, electronic files), records,
documents,  drawings,  specifications,   equipment  and  similar  items  in  its
possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

         7. BUSINESS EXPENSES. The Company will reimburse the Consultant for all reasonable, pre-approved business expenses incurred by the Consultant.

         8. NOTICES. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called "NOTICES") required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or
(C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth on the signature page of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

         9.       MISCELLANEOUS.

                  9.1 CHOICE OF LAW. This Agreement shall be governed according to the laws of the state of Delaware, notwithstanding the conflict of laws principles thereof.

                  9.2 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                  9.3 COUNTERPARTS. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

                  9.4 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and


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enforceable,  and  (B) the  remaining  part of  this  Agreement  (including  the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

                  9.5 INDEMNIFICATION. The Company must indemnify, defend and hold Consultant harmless for all losses, damages, claims or proceedings involving the Consultant and relating to the Company (including any of its officers or directors or any of its subsidiaries) to the fullest extent provided by applicable law, unless such losses, damages, claims or proceedings directly relate to Consultant's own gross negligence, fraud or material breach of this Agreement.

         WHEREFORE, the parties have executed this Agreement on the date first written above, to be effective as of the Effective Date.

                                  "CONSULTANT"

                                  JHC CONSULTING INC.


                                  By:     /S/ JAMES H. CHAMBERLAIN
                                          -------------------------------
                                  Name:   James H. Chamberlain
                                  Title:
                                  Address:




                                  "COMPANY"

                                  XTRANA, INC.


                                  By:     /S/ MICHAEL D. BICK, PH.D.
                                          -------------------------------
                                  Name:   Michael D. Bick, Ph.D.
                                  Title:  Chairman of the Board of Directors
                                          Address:
                                          P.O. Box 668
                                          Sedalia, Colorado 80135


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